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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statement No. 33-53939 on Form S-8, Registration Statement No. 33-54972 on Form S-8, Registration Statement No. 333-02169 on Form S-8, Registration Statement No. 333-19037 on Form S-8, Registration Statement No. 333-75373 on Form S-8, Registration Statement No. 333-39232 on Form S-3, Registration Statement No. 33-51573 on Form S-3, Registration Statement No. 33-47623 on Form S-8, Registration Statement No. 2-93111 on Form S-3, Registration Statement No. 333-94143 on Form S-8, Registration Statement No. 333-66161 on Form S-8, and Registration Statement No. 333-07853 on Form S-3 of Florida Progress Corporation of our report dated February 15, 2002, appearing in this Form 8-K of Florida Progress Corporation.

We consent to the incorporation by reference in Registration Statement No. 33-55273 on Form S-3, and Registration Statement No. 333-29897 on Form S-3 and Registration Statement No. 333-63204 on Form S-3 of Florida Power Corporation of our report dated February 15, 2002, appearing in this Form 8-K of Florida Power Corporation.



/s/ Deloitte & Touche LLP
Raleigh, North Carolina
March 15, 2002

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